                         NOTICE OF GUARANTEED DELIVERY

                              Regarding the Offer
                                      by
                              THE ITALY FUND INC.

         To Purchase for Cash 2,012,879 of Its Issued and Outstanding
                Shares at 98% of the Net Asset Value Per Share

  This form must be used to accept the Offer (as defined below) if a shareholder's certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Each term used in this form that is not otherwise defined herein shall have the meaning specified in the Offer to Purchase dated August 7, 2000. This form may be delivered by hand, overnight courier or mail to the Depositary at the appropriate address set forth below and must bear original signatures (not photocopies or facsimiles). Tenders using this form may be made only by or through an Eligible Institution as defined in Section 4(b) of the Offer to Purchase.

                                The Depositary:

                                  PFPC, Inc.

                             Depositary Addresses:

   By First Class Mail:          By Registered,               By Hand:
                                  Certified or
                                Express Mail or
                               Overnight Courier:

        PFPC, Inc.                 PFPC, Inc.           Securities Transfer &
   c/o EquiServe Trust        c/o Equiserve Trust             Reporting
      Company, N.A.              Company, N.A.             Services, Inc.
 Attn: Corporate Actions    Attn: Corporate Actions      c/o Equiserve Trust
      P.O. Box 9573           40 Campanelli Drive           Company, N.A.
  Boston, MA 02205-9573       Braintree, MA 02184        100 William Street

                                                         New York, NY 10038
   Depositary Telephone Number to Confirm Receipt of Notices: (800) 331-1710

                DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER
          THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

  The undersigned hereby tenders to The Italy Fund Inc. (the "Fund"), upon the terms and subject to the conditions set forth in its Offer to Purchase dated August 7, 2000 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer"), receipt of which are hereby acknowledged, (i) the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 4(c) of the Offer to Purchase and (ii) all Shares held in the name(s) of the registered holder(s) by the Fund's transfer agent pursuant to the Fund's Dividend Reinvestment Plan.

(Please Print Except for Signature(s))

Number of Shares Tendered: __________     Name(s) of Record Holder(s): ________


Certificate Nos. (if available): ____     _____________________________________


_____________________________________     _____________________________________


_____________________________________     DTC Participant Number: _____________


If Shares will be tendered by book-       Telephone Number, including Area
entry transfer to The Depository          Code: _______________________________
Trust Company, please check box: [_]

                                          _____________________________________


Dated: _________ , 2000
                                          Signature(s) ________________________


           Individual(s):
                                          _____________________________________


_____________________________________
                                                         Entity:


_____________________________________
                                          _____________________________________

                                          _____________________________________

                                          Name of Firm: _______________________

                                          Authorized Signature: _______________

                                          Name: _______________________________

                                          Title: ______________________________

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

                                   GUARANTEE

  The undersigned, an Eligible Institution as defined in Section 4(b) of the Offer to Purchase, hereby, with respect to the Shares tendered hereby pursuant to the guaranteed delivery procedures set forth in Section 4(c) of the Offer to Purchase: (a) represents that the person(s) named on the previous page "own(s)" such Shares within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary certificates representing such Shares, in proper form for transfer (or to tender Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other required documents prior to 5:00 P.M. Eastern Time on the second New York Stock Exchange trading day after the date of execution of this Guarantee.

                      (Please Print Except for Signature)

  Name of Firm: __________________________________________________________

  Authorized Signature: __________________________________________________

  Name: __________________________________________________________________

  Title: _________________________________________________________________

  Address: _______________________________________________________________
                              (Include Zip Code)
  ________________________________________________________________________
                    Telephone Number, including Area Code:

  Dated: _________ , 2000

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